SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report(Date of earliest event reported):  July 26, 2001



                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)



Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)


                                  720-888-1000
               (Registrant's telephone number including area code)



                                 Not applicable
         (Former name and former address, if changed since last report)

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Item 5.  Other Events

Level 3 Communications, Inc. ("Level 3") announced today that it has amended its credit agreement to permit Level 3 to acquire certain of its outstanding indebtedness in exchange for shares of common stock. Level 3 is aware that the various issuances of its outstanding senior notes, senior discount notes and convertible subordinated notes are currently trading at discounts to their respective face or accreted amounts. In order to reduce future cash interest payments, as well as future amounts due at maturity, Level 3 or its affiliates may, from time to time, exchange shares of Level 3 common stock for these outstanding debt securities pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, in open market or privately negotiated transactions. Level 3 will evaluate any such transactions in light of then existing market conditions. The amounts involved in any such transactions, individually or in the aggregate, may be material.

On July 26, 2001, Level 3 issued a press release relating to the credit agreement amendment. This press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of business acquired

                  None

(b)      Pro forma financial information

                  None

(c)      Exhibits

99.1 July 26, 2001 Press Release relating to the credit agreement amendment.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Level 3 Communications, Inc.

July 26, 2001                        By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Vice President